Exhibit 4

PLAN OF REORGANIZATION

THIS PLAN OF REORGANIZATION (the “Plan”) is adopted as of this __ day of ______, 2005, by ICAP Funds, Inc., a Maryland corporation (the “Corporation”), on behalf of the ICAP Discretionary Equity Fund (the “Acquired Fund”) and the ICAP Equity Fund (the “Acquiring Fund”), both series of the Corporation.  Together, the Acquired Fund and the Acquiring Fund are referred to as the “Funds.”

This Plan is intended to be and is adopted as a plan of reorganization and liquidation for the Acquired Fund within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  The reorganization (the “Reorganization”) will consist of (a) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for shares of common stock, par value $.01 per share, of the Acquiring Fund (the “Acquiring Fund Shares”), (b) the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund and (c) the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in redemption of shares of capital stock, par value $.01 per share, of the Acquired Fund (“Acquired Fund Shares”) according to their respective interests in complete liquidation of the Acquired Fund, all upon the terms and conditions set forth in this Plan.

In order to consummate the Plan, the following actions shall be taken by the Corporation on behalf of the Acquired Fund and the Acquiring Fund:

1.

TRANSFER OF ASSETS, ISSUANCE OF ACQUIRING FUND SHARES AND LIQUIDATION OF THE ACQUIRED FUND

1.1

Subject to the terms and conditions of this Plan, at the closing provided for in paragraph 3.1 (the “Closing”), the Acquired Fund shall assign, transfer and convey the Acquired Fund Assets (as defined in paragraph 1.2) to the Acquiring Fund, and the Acquiring Fund in exchange therefor shall:  (a) assume the Acquired Fund Liabilities (as defined in paragraph 1.3), and (b) deliver to the Acquired Fund that number of full and fractional Acquiring Fund Shares determined as set forth in paragraph 2.4.

1.2

The assets of the Acquired Fund to be acquired by the Acquiring Fund (the “Acquired Fund Assets”) shall consist of all property and assets of every kind and nature of the Acquired Fund, including, without limitation, all cash, cash equivalents, portfolio securities, receivables (including interest and dividend receivables), claims or rights of action, rights to register shares under applicable securities laws, books and records, any deferred or prepaid expenses and all other property, rights and assets owned by the Acquired Fund and shown as an asset on the Acquired Fund’s books as of the Valuation Time (as defined in paragraph 2.1).

1.3

The liabilities of the Acquired Fund to be assumed by the Acquiring Fund (the “Acquired Fund Liabilities”) shall consist of all of the Acquired Fund’s liabilities, debts, obligations and duties of whatever kind or nature, and whether absolute, accrued, contingent or otherwise.

1.4

Immediately after the transfer of Acquired Fund Assets provided for in paragraph 1.1, the Acquired Fund will distribute to the Acquired Fund’s shareholders of record, determined as of the Valuation Time (the “Acquired Fund Shareholders”), on a pro rata basis, the Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1 and will completely liquidate.  Such distribution will be accomplished by UMB Fund Services, Inc. (“UMBFS”), in its capacity as transfer agent for the Acquiring Fund, opening accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders and transferring to each such Acquired Fund Shareholder account the pro rata number of Acquiring Fund Shares due each such Acquired Fund Shareholder from the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund.  All issued and outstanding shares of the Acquired Fund will be deemed redeemed and will simultaneously be cancelled on the books of the Acquired Fund.  Acquiring Fund Shares will be issued in the manner described in the Acquiring Fund’s then current prospectus and statement of additional information; the Acquiring Fund, however, will not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.5

As soon as practicable after the distribution and liquidation described in paragraph 1.4, the Acquired Fund shall take all steps necessary to wind up its affairs so as to effect its dissolution and to have its existence terminated in accordance with Maryland law and other applicable requirements.

2.

VALUATION

2.1

The value of the Acquired Fund Assets to be acquired and the Acquired Fund Liabilities to be assumed by the Acquiring Fund shall be computed as of the close of regular trading on The New York Stock Exchange, Inc. (the “NYSE”) on the Closing Date (the “Valuation Time”) after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures set forth in the Acquired Fund’s then-current prospectus or statement of additional information.

2.2

The net asset value of the Acquiring Fund shall be the net asset value per share computed as of the Valuation Time using the valuation procedures set forth in the Acquiring Fund’s then-current prospectus or statement of additional information.

2.3

The share transfer books of the Acquired Fund will be permanently closed at the Valuation Time and only redemption requests made by shareholders of the Acquired Fund pursuant to Section 22(e) of the Investment Company Act of 1940, as amended (the “1940 Act”), received in proper form on or prior to the Valuation Time shall be fulfilled by the Acquired Fund; redemption requests received by the Acquired Fund after that time shall be treated as requests for the redemption of the shares of the Acquiring Fund to be distributed to the shareholder in question as provided in paragraph 1.4.

2.4

The number of Acquiring Fund Shares to be issued (including fractional shares, if any) to the Acquired Fund shall be determined by dividing the value of the Acquired Fund Assets, less the Acquired Fund Liabilities, determined in accordance with paragraph 2.1, by the net asset value of one Acquiring Fund Share, determined in accordance with paragraph 2.2.

2.5

All computations of value hereunder shall be made by or under the direction of UMBFS in accordance with its regular practice and the requirements of the 1940 Act.

3.

CLOSING AND CLOSING DATE

3.1

The Closing shall occur on _______, 2005, or such other date as the Corporation shall designate (the “Closing Date”).  All acts taking place at the Closing shall be deemed to take place simultaneously as of 3:00 p.m. (Central Time) on the Closing Date, unless otherwise determined by the Corporation.  The Closing shall be held at the offices of the Corporation.

3.2

In the event that immediately prior to the Valuation Time, (a) the NYSE or another primary trading market for portfolio securities of the Acquired Fund is closed to trading, or trading thereon is restricted, or (b) trading or reporting of trading on the NYSE or elsewhere is disrupted so that accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.3

The Acquired Fund, or its accounting agent, shall deliver to the Acquiring Fund at the Closing a list of the Acquired Fund Assets and an unaudited statement of assets and liabilities prepared in conformity with generally accepted accounting principles (“GAAP”) (including an itemized list of the Acquired Fund Liabilities reflected thereon), all of which shall be certified by the Acquired Fund’s treasurer.

3.4

The Acquired Fund shall cause its custodian to deliver at the Closing a certificate of an authorized officer stating that (a) the Acquired Fund Assets shall have been delivered in proper form to UMB Bank, n.a. (“UMB”), custodian for the Acquiring Fund, prior to or on the Closing Date, and (b) all necessary taxes in connection with the delivery of the Acquired Fund Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund shall cause its portfolio securities represented by a certificate or other written instrument to be presented to UMB for examination no later than five (5) business days preceding the Closing Date and transferred and delivered to UMB as of the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof.  The Acquired Fund’s portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the 1940 Act, shall be delivered as of the Closing Date by book entry in accordance with the customary practices of such depositories and UMB.  The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.

3.5

The Acquired Fund shall cause UMBFS to deliver at the Closing a list of the names, addresses and taxpayer identification numbers of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Acquired Fund Shares owned by each such shareholder as of the Valuation Time (after giving effect to the payment, and any reinvestment, of dividends described in paragraph 3.6).  The Acquiring Fund shall cause UMBFS to deliver at the Closing a certificate as to the opening of accounts in the Acquired Fund Shareholders’ names on the Acquiring Fund’s share transfer books.  The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Acquired Fund or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund’s account on the books of the Acquiring Fund.

3.6

On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed an amount which: (a) is equal to at least the sum of its net capital gain (within the meaning of Section 852(b)(3) of the Code), offset by any capital loss carry forward allowed pursuant to Section 1212 of the Code, and 90% of its investment company taxable income (determined under Section 852(b)(2) of the Code, but without regard to Section 852(b)(2)(D) of the Code) for such taxable year; and (b) is sufficient to avoid any excise tax on the Acquired Fund under Section 4982 of the Code for the calendar year in which the Closing Date occurs.

3.7

Any reporting responsibility of the Acquired Fund including, without limitation, the responsibility for filing of regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the “Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

3.8

All books and records of the Acquired Fund, including all books and records required to be maintained under the 1940 Act, and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and copies of all such books and records shall be turned over to the Acquiring Fund or its agents as soon as practicable following the Closing Date.

4.

REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED FUND

The Corporation, on behalf of the Acquired Fund, represents and warrants to the Acquiring Fund as follows:

4.1

The Acquired Fund is a series of the Corporation, a corporation organized, validly existing and in good standing under the laws of the State of Maryland.  The Acquired Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as it is now being conducted and to carry out the Plan.  The Acquired Fund is a separate series of the Corporation duly established and designated in accordance with the applicable provisions of the Corporation’s Articles of Incorporation.

4.2

The Acquired Fund currently complies in all material respects with, and over the last three fiscal years has complied in all material respects with, the requirements of, and the rules and regulations under, the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), state “Blue Sky” laws and all other applicable federal and state laws and regulations.

4.3

The Corporation is registered with the Commission as an open-end management investment company under the 1940 Act.  Such registration has not been revoked or rescinded and is in full force and effect and the Acquired Fund is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder.

4.4

No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein.

4.5

The Corporation, on behalf of the Acquired Fund, is not a party to or obligated under any provision of the Corporation’s Articles of Incorporation or By-Laws or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution, delivery and performance of this Plan.

4.6

Except as otherwise designated in writing and accepted by the Acquiring Fund, all material contracts and other commitments of or applicable to the Acquired Fund (other than this Plan and investment contracts) will be terminated, or provision for discharge of any liabilities of the Acquired Fund thereunder will be made, at or prior to the Closing Date, without the Acquired Fund or the Acquiring Fund incurring any liability or penalty with respect thereto.

4.7

No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquired Fund’s knowledge, threatened against the Acquired Fund or any properties or assets held by it.  The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

4.8

The Statements of Assets and Liabilities, Operations, and Changes in Net Assets and the Financial Highlights of the Acquired Fund at and for the fiscal year ended December 31, 2004, have been audited by Ernst & Young LLP, independent accountants.  Such statements have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial position of the Acquired Fund as of such dates and the results of its operations and changes in net assets for the periods described therein, and there are no known liabilities of the Acquired Fund as of such dates not disclosed therein.

4.9

Since December 31, 2004, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted in writing by the Acquiring Fund.  For purposes of this paragraph 4.9, neither a decline in net asset value per share of the Acquired Fund due to declines in market values of securities in the Acquired Fund’s Fund nor a decrease in the Acquired Fund’s size due to redemptions shall be deemed to constitute a material adverse change.

4.10

All federal and other tax returns and reports of the Acquired Fund required by law to have been filed (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provisions shall have been made for the payment thereof, and, to the Acquired Fund’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.

4.11

For each taxable year of its operation (including the period ending on the Closing Date), the Acquired Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been eligible to and has computed its federal income tax under Section 852 of the Code.  The Acquired Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Acquired Fund to fail to qualify as a regulated investment company under the Code.

4.12

All issued and outstanding shares of the Acquired Fund (a) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; (b) are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or dissenter’s rights; and (c) will be held of record at the time of the Closing by the persons and in the amounts set forth in the records of the Acquired Fund’s transfer agent, as provided in paragraph 3.5.  The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares, nor is there outstanding any security convertible into any of the Acquired Fund Shares.

4.13

On the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund Assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power and authority to sell, assign, transfer and deliver such Acquired Fund Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Acquired Fund Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, other than such restrictions as might arise under the 1933 Act.  No financing statement covering all or any portion of the Acquired Fund Assets and naming the Acquired Fund as debtor have been filed in any public office, and the Acquired Fund has not signed any financing statement or security agreement as debtor or borrower which covers all or any portion of the Acquired Fund Assets.

4.14

The execution, delivery and performance of this Plan have been duly authorized by all necessary action on the part of the Board of Directors, and this Plan constitutes a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

4.15

The current prospectus and statement of additional information of the Acquired Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

5.

REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND

The Corporation, on behalf of the Acquiring Fund, represents and warrants to the Acquired Fund as follows:

5.1

The Acquiring Fund is a series of the Corporation, a corporation organized, validly existing and in good standing under the laws of the State of Maryland.  The Acquiring Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as it is now being conducted and to carry out the Plan.  The Acquiring Fund is a separate series of the Corporation duly established and designated in accordance with the applicable provisions of the Corporation’s Articles of Incorporation.

5.2

The Acquiring Fund currently complies in all material respects with, and over the last three fiscal years, has complied in all material respects with, the requirements of, and the rules and regulations under, the 1933 Act, the 1934 Act, state “Blue Sky” laws and all other applicable federal and state laws and regulations.

5.3

The Corporation is registered with the Commission as an open-end management investment company under the 1940 Act.  Such registration has not been revoked or rescinded and is in full force and effect and, as of the Closing Date, the Acquiring Fund will be in compliance in all material respects with the 1940 Act and the rules and regulations thereunder.

5.4

No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained or will be obtained prior to Closing under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws.

5.5

The Corporation, on behalf of Acquiring Fund, is not a party to or obligated under any provision of the Corporation’s Articles of Incorporation or By-Laws or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution, delivery and performance of this Plan.

5.6

No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquiring Fund’s knowledge, threatened against the Acquiring Fund or any properties or assets held by it.  The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings which would materially and adversely affect its business and it is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects such business or its ability to consummate the transactions herein contemplated.

5.7

Since December 31, 2004, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by it of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted in writing by the Acquired Fund.  For purposes of this paragraph 5.7, neither a decline in net asset value per share due to declines in market values of securities in the Acquiring Fund nor a decrease in the Acquiring Fund’s size due to redemptions shall be deemed to constitute a material adverse change.

5.8

All federal and other tax returns and reports of the Acquiring Fund required by law to have been filed (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provisions shall have been made for the payment thereof, and, to the Acquiring Fund’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.

5.9

For each taxable year of its operation (including the period ending on the Closing Date), the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been eligible to and has computed its federal income tax under Section 852 of the Code.  To its knowledge, the Acquiring Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Acquiring Fund to fail to qualify as a regulated investment company under the Code.

5.10

The Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund Shareholders pursuant to the terms of this Plan will, at the Closing Date, (a) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, and (b) have been duly authorized and, when so issued and delivered, will be duly and validly issued and outstanding Acquiring Fund Shares, and will be fully paid and non-assessable under Maryland law.  The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund Shares, nor is there outstanding any security convertible into any of the Acquiring Fund Shares.

5.11

The execution, delivery and performance of this Plan have been duly authorized by all necessary action on the part of the Board of Directors of the Corporation and this Plan constitutes a valid and binding obligation of the Corporation, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

6.

COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

6.1

The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Plan.

6.2

The Acquired Fund covenants that it will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund Shares.

6.3

Subject to the provisions of this Plan, the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper, and/or advisable to consummate and make effective the transactions contemplated by this Plan.

6.4

As soon as reasonably practicable after the Closing, the Acquired Fund shall make a liquidating distribution to its shareholders consisting of the Acquiring Fund Shares received at the Closing.

6.5

It is the intention of the Corporation that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code.  Neither the Corporation, the Acquiring Fund, nor the Acquired Fund shall take any action, or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code.  At or prior to the Closing Date, the Corporation, on behalf of the Funds, will take such action, or cause such action to be taken, as is reasonably necessary to enable Godfrey & Kahn, S.C. to render the tax opinion contemplated herein by paragraph 7.4.

6.6

The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities laws as may be necessary in order to continue its operations after the Closing Date and to consummate the transactions contemplated herein.

6.7

Following the transfer of the Acquired Fund Assets by the Acquired Fund to the Acquiring Fund and the assumption of the Acquired Fund Liabilities in exchange for the Acquiring Fund Shares as contemplated herein, the Acquired Fund will file any final regulatory reports with respect to the Acquired Fund after the Closing Date but prior to the date of any applicable statutory or regulatory deadlines and also will take all other steps as are necessary and proper to effect the termination of the Acquired Fund in accordance with the laws of the State of Maryland and other applicable requirements.

6.8

The Corporation, on behalf of the Funds, shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by them on or before the Closing Date.

7.

CONDITIONS PRECEDENT TO BE FULFILLED ON BEHALF OF THE FUNDS

The consummation of the Plan with respect to the Acquired Fund and the Acquiring Fund shall be subject to the following conditions:

7.1

All representations and warranties of the Corporation, on behalf of the Funds, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.  The Corporation on behalf of the Funds shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Plan to be performed or complied with by it prior to or on the Closing Date.  The Corporation shall execute a certificate executed in its name by an authorized officer dated as of the Closing Date to the foregoing effect.

7.2

On the Closing Date, no action, suit or other proceeding shall be pending or, to the knowledge of the Corporation, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain material damages or other relief in connection with, this Plan or the transactions contemplated herein.

7.3

All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Corporation to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not have a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund.

7.4

The Corporation shall have received an opinion of Godfrey & Kahn, S.C. addressed to each of the Acquiring Fund and the Acquired Fund, dated the Closing Date, to the effect that, on the basis of existing provisions of the Code, current administrative rules and court decisions, for federal income tax purposes:

(a)

the Reorganization will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(b)

no gain or loss will be recognized by the Acquired Fund or the Acquiring Fund as a result thereof;

(c)

no gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of their shares of the Acquired Fund for the Acquiring Fund Shares in connection therewith;

(d)

the aggregate tax basis of the Acquiring Fund Shares received by a current shareholder of the Acquired Fund in such exchange will be the same as the aggregate tax basis of the shares of the Acquired Fund given up in such exchange;

(e)

the holding period for the Acquiring Fund Shares received by each Acquired Fund Shareholder in such exchange will include the holding period during which the Acquired Fund Shares exchanged therefor were held by such shareholder, provided such Acquired Fund Shares were held as capital assets by such shareholder at the time of the exchange;

(f)

the Acquiring Fund will succeed to and take into account those tax attributes of the Acquired Fund that are described in Section 381(c) of the Code;

(g)

the aggregate tax basis of the assets of the Acquired Fund in the hands of the Acquiring Fund will be the same as the basis of such assets immediately prior to the transfer thereof; and

(h)

the holding periods of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the respective holding periods of such assets in the hands of the Acquired Fund immediately prior to the transfer thereof.

The delivery of such opinion is conditioned upon receipt by Godfrey & Kahn, S.C. of such representations as it shall reasonably request of each of the Acquiring Fund and the Acquired Fund.

7.5

All approvals, registrations and exemptions under federal and state laws considered to be necessary by the Corporation shall have been obtained.

7.6

The Corporation shall have approved the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.4.

8.

AMENDMENTS, WAIVERS AND TERMINATION; NON-SURVIVAL OF COVENANTS, WARRANTIES AND REPRESENTATIONS; GOVERNING LAW

8.1

This Plan may be amended, modified or supplemented in writing at any time by the Corporation, subject to any required approval of the Board of Directors of the Funds.

8.2

This Plan may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, or the Closing Date may be postponed by the Corporation on behalf of a Fund, by resolution of the Board of Directors if circumstances develop that, in the opinion of the Board, make proceeding with the Plan inadvisable.

8.3

Except as specified in the next sentence set forth in this paragraph, the representations, warranties or covenants contained in this Plan or in any document delivered pursuant hereto or in connection herewith shall not survive the Reorganization.  The covenants to be performed after the Closing shall survive the Closing.

8.4

This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to principles of conflicts of laws.

9.

EXPENSES

9.1

Institutional Capital Corporation shall pay all fees and expenses incurred in connection with the Reorganization, except as set forth in this paragraph.  The Acquired Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

9.2

The Corporation represents and warrants that there are no business brokers or finders or other entities entitled to receive any payments in connection with the transactions provided for herein.

10.

NOTICES

Any notice, report, statement or demand required or permitted by any provision of this Plan shall be in writing and shall be delivered by personal delivery, commercial delivery service or registered or certified mail, return receipt requested, and addressed as follows:

To:

Godfrey & Kahn, S.C.

Attention:  Carol A. Gehl

780 North Water Street

Milwaukee, Wisconsin 53202

With a copy to:

ICAP Funds, Inc.

Attn:  Pamela H. Conroy

225 West Wacker Drive, Suite 2400

Chicago, Illinois 60606

IN WITNESS WHEREOF, ICAP Funds, Inc. on behalf of the ICAP Discretionary Equity Fund and the ICAP Equity Fund has executed this Plan by a duly authorized officer as of the date set forth above.

ICAP FUNDS, INC.

(on behalf of the ICAP Discretionary Equity Fund
and the ICAP Equity Fund)

Attest:

By:	By:
Name:
Title: